Exhibit 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("AGREEMENT"), made as of the 1st day of January, 1998, by and between INDEPENDENT COMMUNITY BANKSHARES, INC., a Virginia corporation ("Corporation") and JOSEPH L. BOLING ("Executive").

         WHEREAS, it is the desire of the Corporation to have the benefit of Executive's loyalty, service and counsel; and

         WHEREAS, the Executive wishes to continue in the employ of the Corporation as its Chairman, President and Chief Executive Officer; and

         WHEREAS, the Corporation desires to continue to employ the Executive in his present capacity; and

         WHEREAS, Executive possesses certain valuable knowledge, professional skills and expertise essential to the continued success of the business of the Corporation; and

         WHEREAS, the Corporation desires to continue to utilize the aforesaid knowledge, professional skills and expertise of the Executive in the conduct of the business of the Corporation; and

         WHEREAS, the Corporation and Executive desire to continue to set forth, in writing, the terms and conditions of their agreements and understandings;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

                1. Employment: The Corporation agrees to continue to employ the Executive as Chairman, President and Chief Executive Officer and the Executive agrees to serve the Corporation upon the terms and conditions herein provided. The Executive also shall serve as the Chairman, President and Chief Executive Officer of The Middleburg Bank, a wholly owned subsidiary of the Corporation (the "Bank"). The Executive agrees to perform such managerial duties and responsibilities as shall be assigned to him by the Boards of Directors of the Corporation and the Bank. The Executive shall devote his full time and attention to the discharge of the duties undertaken by him hereunder.

                2.      Term of  Employment:  The term of this Agreement and the
employment of the Executive hereunder shall be deemed to have commenced on January 1, 1998, and shall continue to December 31, 2002, unless sooner terminated in accordance with the provisions of Section 5. Beginning on December 31, 2000, and on December 31 of each of the succeeding seven (7) years thereafter, the term of this Agreement and all its terms and provisions shall be automatically extended for one additional year, unless terminated in accordance with the provisions of Section 5. If Executive's employment by the Corporation terminates, his employment by the Bank shall terminate automatically at the same time.

                3. Compensation: (a) As compensation for the services to be rendered by the Executive under this Agreement, the Executive shall receive a base annual salary of One Hundred Ninety-One Thousand Four Hundred Eight Dollars ($191,408) for the year 1998. The Executive may receive base salary increases and incentive or bonus compensation in the amounts determined by the Executive Committee of the Board of Directors of the Corporation in accordance with performance objectives established by the Board of Directors.

         (b) Except as otherwise expressly set forth herein, no compensation shall be paid pursuant to this Agreement subsequent to any termination of Executive's employment by the Corporation; provided, however, that Executive's right to exercise stock options following a termination of employment shall be governed by the terms of the Corporation's stock option plans and any stock option agreements between the Corporation and the Executive. No stock options shall be granted to Executive after his employment terminates.

                4.      Additional Benefits:

         (a) In addition to all the benefits which are provided to all other senior officers of the Corporation and the Bank, Executive shall be eligible for participation in annual salary increases and any additional plans, programs or forms of compensation or benefits that the Board of Directors of the Corporation might hereafter provide to the employees of the Corporation or its subsidiaries, to include but not be limited to, major medical and dental insurance, membership in the Middleburg Tennis Club and in a local golf club.

         (b) The Corporation shall provide to Executive an automobile and payment of all related automobile expenses.

                5.      Termination:

         (a) For Cause. Notwithstanding any other provision hereof, the Corporation may terminate Executive's employment under this Agreement for cause. The termination shall be evidenced by written notice thereof to the Executive, which shall specify the cause of termination. For purposes hereof, the term "cause" shall mean failure of the Executive to perform his duties under this Agreement for any reason other than disability; unlawful business conduct; theft; commission of a felony; or a material breach of this Agreement. The term "cause" shall also include the failure of Executive for any reason, within ten
(10) days after receipt by Executive of written notice thereof from the Board of Directors of the Corporation to correct, cease, or otherwise alter any action or omission that materially or adversely affects the Corporation's profits or operations.

         (b) Resignation. (1) The Executive may resign or voluntarily leave the employ of the Corporation upon giving the Corporation ninety (90) days advance notice and on the effective


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

date of such resignation, the Corporation's obligations to Executive under this Agreement shall terminate and the Corporation shall have no further liability to Executive under this Agreement.

                (2) However, if Executive resigns or voluntarily leaves the employ of the Corporation for "good reason" (as hereafter defined), then Executive shall be entitled to the compensation and benefits set forth in Sections 3 and 4 hereof for the period of time set forth in Section 5(c) hereof. Notwithstanding anything in this Agreement to the contrary, if Executive breaches Section 6 or Section 7(a), Executive will not thereafter be entitled to receive any further compensation or benefits pursuant to this Section 5(b).

         For purposes of this Agreement, "good reason" shall mean:

                (i) The assignment of duties to the Executive by the Corporation which result in the Executive having significantly less authority or responsibility than he has on the date hereof, without his express written consent;

                (ii) The removal of the Executive from or any failure to re-elect him to the position of Chairman, President and Chief Executive Officer of the Corporation and the Bank;

                (iii) Requiring the Executive to maintain his principal office outside of Loudoun County, Virginia;

                (iv) A reduction by the Corporation of the Executive's base salary, as the same may have been increased from time to time;

                (v)     The failure of the  Corporation to provide the Executive
with   substantially  the  same  fringe  benefits  that  were  provided  to  him immediately prior to the date hereof;

                (vi) The Corporation's failure to comply with any material term of this Agreement; or

                (vii) The failure of the Corporation to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in
Section 9 hereof.

         (c) Without Cause. The Corporation may at any time, elect to terminate Executive's employment without "cause" and remove Executive from employment on thirty (30) days written notice. If the Corporation elects to terminate Executive's employment without "cause", then Executive shall be entitled to receive the salary provided under Section 3 and the medical and dental insurance, automobile and club memberships provided under Section 4 of this Agreement for a period of time which is the greater of (i) the remaining term of employment provided for in this Agreement, or (ii) thirty-six (36) months, commencing on the date of termination. Executive shall not be entitled to receive any bonuses or other form of incentive compensation following a termination of employment pursuant to Section 5(b)(2) or this Section 5(c). Notwithstanding anything in this Agreement to the contrary, if Executive breaches Section 6 or Section 7(a), Executive will not thereafter be entitled to receive any further compensation or benefits pursuant



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

to this Section 5(c).

         (d) Death. This Agreement shall terminate upon death of the Executive; provided, however, that in such event the Corporation shall pay to the estate of the Executive the compensation including salary and accrued bonus, if any, which otherwise would be payable to the Executive through the end of the month in which his death occurs.

         (e) Disability. The Corporation may terminate this Agreement, after having established the Executive's disability by giving to the Executive written notice of its intention to terminate his employment for disability and his employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if within 90 days after such receipt the Executive shall fail to return to full-time performance of the essential functions of his position (and if the Executive's inability to perform has been established pursuant to the definition of "disability" set forth below). For purposes of this Agreement, "disability " means either (i) a physical or mental impairment which after the expiration of more than 13 consecutive weeks after its commencement  is  determined  by a  physician  selected  and  paid  for  by  the
Corporation or its insurers, and acceptable to the Executive or his legal representative, which consent shall not be unreasonably withheld, to be such that the Executive is permanently unable to perform the essential functions of his position or (ii) disability as defined in the policy of disability insurance maintained by the Corporation or the Bank for the benefit of the Executive. Notwithstanding the foregoing, the Corporation shall comply with all requirements of the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et. seq.

                6. Confidentiality/Nondisclosure Executive covenants and agrees that any and all information concerning the customers, businesses and services of the Corporation and its subsidiaries of which he has knowledge or access as a result of his association with the Corporation in any capacity, shall be deemed confidential in nature and shall not, without the proper written consent of the Corporation, be directly or indirectly used, disseminated, disclosed or published by Executive to third parties other than in connection with the usual conduct of the business of the Corporation. Such information shall expressly include, but shall not be limited to, information concerning the Corporation's and its subsidiaries' trade secrets, business operations, business records, customer lists or other customer information. Upon termination of employment the Executive shall deliver to the Corporation all originals and copies of documents, forms, records or other information, in whatever form it may exist, concerning the Corporation and its subsidiaries or their business, customers, products or services. In construing this provision it is agreed that it shall be interpreted broadly so as to provide the Corporation with the maximum protection. This Section 6 shall not be applicable to any information which, through no misconduct or negligence of Executive, has previously been disclosed to the public by anyone other than Executive.

                7. Covenant Not to Compete. (a) During the term of this Agreement and throughout any further period that he is an officer or employee of the Corporation, and for a period of twelve (12) months from and after the date that Executive is (for any reason) no longer employed by the Corporation or for a period of twelve (12) months from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach by Executive, whichever is later, Executive covenants and agrees that he will not, directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or



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representative  capacity  whatsoever:  (i)  engage  in  a  Competitive  Business anywhere within a 25 mile radius of any office operated by the Corporation or the Bank on the date the Executive's employment terminates; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Corporation or the Bank to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Corporation or the Bank. As used in this Agreement, the term "Competitive
Business" means all banking and financial products and services that are substantially similar to those offered by the Corporation or the Bank on the date that the Executive's employment terminates.

         (b) Notwithstanding the foregoing, Section 7(a) shall not apply if Executive's employment terminates after a Change of Control. A "change of control" is defined as any of the following: (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Corporation securities having twenty percent or more of the combined voting power of the then outstanding Corporation securities that may be cast for the election of the Corporation's directors, other than as a result of an issuance of securities initiated by Corporation, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; (ii) a contested election of directors in which less than a majority of the individuals nominated by the Board of Directors of the Corporation are elected; or (iii) a merger or consolidation of Corporation with, or into, another corporation or the sale, conveyance or other transfer of substantially all of the assets or stock of Corporation if, immediately following such transaction, those who were directors of the Corporation immediately before such transaction do not constitute at least a majority of the surviving or resulting corporation. In the event that there is a transaction under a plan which involves a change of control of the Corporation, then the date of change of control shall be the date that the last step in the plan causes a change of control of the Corporation to occur.

                8. Injunctive Relief. The Executive agrees that given the nature of the positions held by Executive with the Corporation, that each and every one of the covenants and restrictions set forth in Sections 6 and 7(a) above are reasonable in scope, length of time and geographic area and are necessary for the protection of the significant investment of the Corporation in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Executive of any of the provisions of Sections 6 or 7(a) that monetary damages alone will not adequately compensate the Corporation for its losses and, therefore, that it may seek any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief. The covenants contained in Sections 6 and 7(a) shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Should a court of competent jurisdiction determine that any provision of the covenants and restrictions set forth in Section 7(a) above is unenforceable as being overbroad as to time, area or scope, the court may strike the offending provision or reform such provision to substitute such other terms as are reasonable to protect the Corporation's legitimate business interests.

                9. Successors. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business,



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stock  or  assets  of the  Corporation,  by  agreement  in  form  and  substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the compensation described in Section 5(b)(2). As used in this Agreement, "Corporation" shall mean Independent Community Bankshares Inc., a Virginia corporation, and any successor to its respective business, stock or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                10. Limitation Of Benefits: It is the intention of the parties that no payment be made or benefit provided to the Executive pursuant to this Agreement that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Corporation or the imposition of an excise tax on the Executive under Section 4999 of the Code. If the independent accountants serving as auditors for the Corporation determine that some or all of the payments or benefits scheduled under this Agreement, as well as any other payments or benefits to which the Executive is entitled, would be nondeductible by the Company under Section 280G of the Code, then the payments scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties. The Executive shall have the right to designate within a reasonable period, which payments or benefits will be reduced; provided, however, that if no direction is received from the Executive, the Corporation shall implement the reductions in its discretion.

                11. Severability: The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

                12. Miscellaneous: The Corporation, by the signature of all members of the Board of Directors (except the Executive), hereby approves this Employment Agreement with the Executive dated as of January 1, 1998.

         This Agreement shall be governed by the laws of the Commonwealth of Virginia except to the extent the federal banking laws may be controlling.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       INDEPENDENT COMMUNITY BANKSHARES, INC.


                                       By: /s/ Howard M. Armfield
                                           --------------------------(SEAL)
                                           Howard M. Armfield


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



                                       By: /s/ Childs Frick Burden
                                           --------------------------(SEAL)
                                           Childs Frick Burden

                                       By: /s/ J. Lynn Cornwell, Jr.
                                           --------------------------(SEAL)
                                           J. Lynn Cornwell, Jr.

                                       By: /s/ William F. Curtis
                                           --------------------------(SEAL)
                                           William F. Curtis

                                       By: /s/ F. E. Deacon, III
                                           --------------------------(SEAL)
                                           F. E. Deacon, III

                                       By: /s/ George A. Horkan, Jr.
                                           --------------------------(SEAL)
                                           George A. Horkan, Jr.

                                       By: /s/ C. Oliver Iselin, III
                                           --------------------------(SEAL)
                                           C. Oliver Iselin, III

                                       By: /s/ William S. Leach
                                           --------------------------(SEAL)
                                           William S. Leach

                                       By: /s/ Thomas W. Nalls
                                           --------------------------(SEAL)
                                           Thomas W. Nalls

                                       By: /s/ John C. Palmer
                                           --------------------------(SEAL)
                                           John C. Palmer

                                       By: /s/ John Sherman
                                           --------------------------(SEAL)
                                           John Sherman

                                       By: /s/ Millicent W. West
                                           --------------------------(SEAL)
                                           Millicent W. West

                                       By: /s/ Edward T. Wright
                                           --------------------------(SEAL)
                                           Edward T. Wright


                                       EXECUTIVE

                                       /s/ Joseph L. Boling
                                       ------------------------------(SEAL)
                                       Joseph L. Boling



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